UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2014

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in CME Group Inc.’s (the "Company") Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2014, James E. Parisi, the Senior Managing Director and Chief Financial Officer, informed the Company of his plans to retire from his position as chief financial officer. Upon Mr. Parisi’s retirement from the position, John W. Pietrowicz will assume the role of chief financial officer.

In connection with Mr. Parisi’s retirement, the Company and Mr. Parisi entered into a Retention Agreement, dated as of September 29, 2014 (the "Retention Agreement"). The following is a summary of the key terms of the Retention Agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it was fully set forth herein. The description is only a summary of the terms and conditions and is qualified in its entirety by the complete text of the agreement itself.

Under the terms of the Retention Agreement, Mr. Parisi has agreed to remain employed with the Company through December 31, 2014 (the "Retirement Date") and to assist with the orderly transition of the duties of the chief financial officer to Mr. Pietrowicz. Mr. Parisi shall remain in the role of chief financial officer until the earlier of the Retirement Date or the date on which the duties of the chief financial officer are completely transitioned to Mr. Pietrowicz and he is appointed to the position, which date shall be determined by the Company.

As consideration for agreeing to remain employed through the Retirement Date, Mr. Parisi will remain eligible for a bonus under the Annual Incentive Plan for Named Executive Officers for the 2014 plan year, which bonus shall be determined by the Company in the normal course of business based on the Company’s performance against its established cash earnings target, Mr. Parisi’s target bonus opportunity and his actual performance during the year. Additionally, upon the Retirement Date, all of Mr. Parisi’s outstanding time-vesting stock options and/or restricted stock grants that would have otherwise vested if he had remained employed through December 31, 2015 will become vested. In exchange for the payments and other consideration provided in the Retention Agreement, Mr. Parisi has agreed to a general release of claims against the Company and all of its affiliates (defined as "Released Parties" in the Retention Agreement).

Mr. Parisi remains subject to the Confidentiality, Non-Competition and Non-Solicitation Agreement, entered into as of May 22, 2012, with terms and conditions consistent with those that apply to other employees at the level of Managing Director and above. Under the terms of this agreement, Mr. Parisi is prohibited during the term of his employment and for one year thereafter from being employed in an executive or managerial capacity by, or providing, whether as an employee, partner, independent contractor, consultant or otherwise, any services of an executive or managerial nature, or any services similar to those provided by Mr. Parisi to the Company, to a competing business.

Item 9.01 Financial Statements and Exhibits.

A copy of the Retention Agreement is attached to this report as Exhibit 10.1 and is incorporated by reference as though it was fully set forth herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

October 3, 2014	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	James E. Parisi Retention Agreement